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                                                                    EXHIBIT 21.1


                             CTI, INC. SUBSIDIARIES


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
SUBSIDIARY                                            JURISDICTION
----------                                            ------------
CTI Services, Inc.                                    Tennessee

Advanced Crystal Technology, Inc.
  d/b/a ACT, Inc.                                     Tennessee

P.E.T. Net Pharmaceuticals, Inc.                      Tennessee

The Colorado Medical Cyclotron, LLC                   Colorado

New England PETNet Manufacturing &
  Distribution Center, LLC                            Massachusetts

PET/Net Pharmalogic, LLC                              Tennessee

PETNet Indiana, LLC                                   Indiana

CTI Pet Systems, Inc.
  d/b/a CPS Innovations                               Tennessee

CTI, Gmbh                                             Germany

Monrol Izotop Servisi Anonim Sirketi                  Turkey

CTI (The Power Behind Pet) Ltd.                       Hong Kong